Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 presents the results of operations of LifeLock as if LifeLock’s acquisition of BitYota had been consummated on January 1, 2014.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition and factually supportable. Our unaudited pro forma condensed combined financial statements and explanatory notes present how our financial statements may have appeared had the businesses actually been combined as of January 1, 2014. The unaudited pro forma condensed combined financial statements show the impact on the combined statements of operations under the purchase method of accounting under Financial Accounting Standards Board ASC 805, Business Combinations, with LifeLock treated as the acquirer. Under the purchase method of accounting, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of the purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recorded as goodwill.

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to reflect the historical results that would have been obtained had LifeLock and BitYota been a combined company during the periods presented or the results the combined company may achieve in future periods.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical financial statements and related notes included elsewhere in this Form 8K/A and our historical filings.

The following pro forma financial statements should be read in conjunction with:

• the accompanying notes to the pro forma financial statements;
• the consolidated financial statements of LifeLock as of and for the periods ended June 30, 2015 and December 31, 2014 which were previously filed with the Securities and Exchange Commission; and
• the financial statements of BitYota as of and for the periods ended June 30, 2015 and December 31, 2014 contained in this Form 8-K/A.

PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2015
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

	LifeLock, Inc.	BitYota Inc.	Adjustments	Footnotes	Pro Forma Combined Entity
Revenue:
Consumer revenue	$266,530	$70			$266,600
Enterprise revenue	12,835	—			12,835
Total revenue	279,365	70			279,435
Cost of services	69,482	28			69,510
Gross profit	209,883	42			209,925
Costs and expenses:
Sales and marketing	146,620	82			146,702
Technology and development	33,532	1,893			35,425
General and administrative	39,831	157			39,988
Amortization of acquired intangible assets	4,167	—			4,167
Total costs and expenses	224,150	2,132			226,282
Loss from operations	(14,267)	(2,090)			(16,357)
Other income (expense):
Interest expense	(176)	(38)	38	(A)	(176)
Interest income	279	—			279
Other, net	(183)	—			(183)
Total other income (expense)	(80)	(38)			(80)
Loss before income taxes	(14,347)	(2,128)			(16,437)
Income tax benefits	(5,709)	—			(5,709)
Net loss	$(8,638)	$(2,128)			$(10,728)
Net loss per share
Basic	$(0.09)				$(0.11)
Diluted	$(0.09)				$(0.11)
Weighted-average common shares outstanding used in computing net loss per share:
Basic	94,314				94,314
Diluted	94,314				94,314

PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

	LifeLock, Inc.	BitYota Inc.	Adjustments	Footnotes	Pro Forma Combined Entity
Revenue:
Consumer revenue	$449,193	$378			$449,571
Enterprise revenue	26,823	—			26,823
Total revenue	476,016	378			476,394
Cost of services	120,422	136			120,558
Gross profit	355,594	242			355,836
Costs and expenses:
Sales and marketing	213,984	93			214,077
Technology and development	50,973	3,587			54,560
General and administrative	75,673	336			76,009
Amortization of acquired intangible assets	8,898	—			8,898
Total costs and expenses	349,528	4,016			353,544
Loss from operations	6,066	(3,774)			2,292
Other income (expense):
Interest expense	(353)	—			(353)
Interest income	281	2			283
Other, net	(137)	—			(137)
Total other income (expense)	(209)	2			(207)
Loss before income taxes	5,857	(3,772)			2,085
Income tax benefits	3,362	1			3,363
Net income (loss)	$2,495	$(3,773)			$(1,278)
Net loss per share
Basic	$0.03				$(0.01)
Diluted	$0.03				$(0.01)
Weighted-average common shares outstanding used in computing net loss per share:
Basic	92,733				92,733
Diluted	99,102				92,733

PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS AT JUNE 30, 2015
(UNAUDITED)
(THOUSANDS OF DOLLARS)

	LifeLock, Inc.	BitYota Inc.	Adjustments	Footnotes	Pro Forma Combined Entity
Assets
Current assets:
Cash and cash equivalents	$156,029	$3,877	$(15,916)	(B)	$143,990
Marketable securities	169,923	—			169,923
Trade and other receivables, net	11,362	68			11,430
Deferred tax assets, net	26,952	—			26,952
Prepaid expenses and other current assets	8,494	124			8,618
Total current assets	372,760	4,069			360,913
Property and equipment, net	24,128	58			24,186
Goodwill	159,342	—	8,975	(C)	168,317
Intangible assets, net	34,148	—			34,148
Deferred tax assets, net – non-current	22,494	—			22,494
Other non-current assets	9,815	—			9,815
Total assets	$622,687	$4,127			$619,873
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,881	$67			$18,948
Accrued expenses and other liabilities	73,924	238			74,162
Deferred revenue	179,656	16	(16)	(D)	179,656
Total current liabilities	272,461	321			272,766
Long term debt	—	3,000	(3,000)	(E)	—
Other non-current liabilities	7,082	—			7,082
Total liabilities	279,543	3,321			279,848
Commitments and contingencies
Stockholders’ equity:
Common stock	95	—			95
Preferred stock	—	12,075	(12,075)	(F)	—
Additional paid-in capital	514,934	84	(84)	(F)	514,934
Accumulated other comprehensive loss	(194)	—			(194)
Accumulated deficit	(171,691)	(11,353)	8,234	(F)	(174,810)
Total stockholders’ equity	343,144	806			340,025
Total liabilities and stockholders’ equity	$622,687	$4,127			$619,873

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

On August 21, 2015, LifeLock acquired certain assets of BitYota for a total purchase price of $12.8 million in cash.

The pro forma statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 give effect to the acquisition as if it were completed on January 1, 2014. The pro forma balance sheet as of June 30, 2015 gives effect to the acquisition as if it were completed on June 30, 2015.

The pro forma financial statements have been derived from the historical consolidated financial statements of LifeLock and historical financial statements of BitYota. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the acquisition may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The acquisition is reflected in the pro forma financial statements as being accounted for based on the guidance provided by accounting standards for business combinations. Under the purchase method of accounting, the total estimated purchase price is allocated as described in Note 2. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value. The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final purchase price allocation will be determined after the acquisition is completed and the final amounts recorded may differ materially from the information presented. The pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the acquisition is completed.

The pro forma financial statements include adjustments to repay indebtedness of $3 million owed by BitYota. The amounts utilized in determining the pro forma adjustments are also set forth in Note 2.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, LifeLock has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2. Preliminary Purchase Price Allocation; Funding Sources and Uses

Preliminary Purchase Price Allocation

We reviewed all identifiable tangible and intangible assets acquired and determined that any fair value was immaterial based on the information available as of the acquisition date. As a result we preliminarily determined that the entire purchase price of acquired assets will be assigned to goodwill within our consumer segment, as the primary asset acquired was the assembled workforce, a team with expertise in the development of data-based products, who could use their ability to develop new products within our consumer segment.

Funding Sources and Uses

The acquisition was funded out of our cash reserves.

Note 3 – Pro Forma Adjustments

(A) This pro forma adjustment represents the decrease in interest expense on the long term debt of BitYota which was repaid on acquisition.

(B) This pro forma adjustment represents the cash paid to acquire BitYota of $12.8 million and $3.1 million of acquisition related expenses.

(C) This pro forma adjustment reflects the preliminary estimate of the excess of the purchase price paid over the fair value of BitYota assets acquired.

(D) This pro forma adjustment is to remove the deferred revenue which will not be recognized in the combined entity.

(E) This pro forma adjustment reflects the decrease in long term debt of BitYota which was repaid on acquisition.

(F) These pro forma adjustments reflect the elimination of reflects the elimination of $0.8 million of BitYota historical equity balances, it also represents an adjustment to retained earnings of $3.1 million in transaction costs to reflect the impact of accounting guidance to business combinations which requires these costs be expensed as incurred.